Exhibit 10.18


                    FOURTEENTH AMENDMENT TO THE PENSION PLAN
                    FOR EMPLOYEES OF THE COASTAL CORPORATION


         THIS AMENDMENT is made the 31st day of December, 1997, by The Coastal Corporation, a Delaware corporation (hereinafter referred to as the "Company").


                                   WITNESSETH:


         WHEREAS, the Pension Plan for Employees of The Coastal Corporation was restated as of January 1, 1989, and has since been amended (such plan, as restated and amended, is hereinafter referred to as the "Plan");

         WHEREAS, the Company wishes to amend the Plan to conform to changes in the Code as a result of the Small Business, Health Insurance and Welfare Reform Acts of 1996; and

         WHEREAS, the Company wishes to amend the Plan to increase to $5,000 the maximum value of a Participant's benefit that can be distributed without his consent after termination of employment, as permitted by the Taxpayer Relief Act of 1997; and

         WHEREAS, the ANR Advance Transportation Company, Inc. adopted a pension plan for its employees effective November 3, 1995; and

         WHEREAS, the Company wishes to amend the Plan to terminate the Tenth Supplement - Freight Plan effective November 3, 1995; and

         WHEREAS, the Company wishes to amend the Plan to terminate the Regulated Companies Supplement effective January 2, 1996; and

         WHEREAS, the Company wishes to amend various other provisions of the Plan;

         NOW, THEREFORE, the Plan is amended in the following respects:

1. Effective January 1, 1998, Section 1.2 is amended to read in its entirety as follows:

                  "1.2 "Actuarial Equivalent" means any one of two or more benefits of equivalent value as determined actuarially on the basis of such rate of interest and rates of mortality as shall have been adopted by the Company for such purpose. Until and unless the Plan is amended to change such assumptions, the mortality rates used shall be those of the 1971 Group Annuity Mortality Table and the assumed interest rate shall be 7.5% per annum. Single-sum cash settlements shall be determined using the mortality table prescribed by the Secretary of the Treasury pursuant to Section 415(b) of the Code, which is based upon a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table and the assumed interest rate shall be the annual rate of interest on 30-year Treasury securities for the second full calendar month immediately preceding the first day of the Plan Year during which the date of distribution occurs. This provision is effective for Plan Years commencing after December 31, 1997."

2. Effective for Plan Years beginning after December 31, 1996, the second paragraph of Section 1.2A is amended to read in its entirety:

                  "In no event shall Average Annual Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code.)"



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3.       Effective for Plan Years beginning after December 31, 1996, the second paragraph of Section 1.2B is amended to read in its entirety as follows:

                  "In no event shall Basic Compensation of a Participant taken into account under the Plan for any Plan Year exceed $160,000 (or such greater amount provided pursuant to Section 401(a)(17) of the Code.)"

4. Section 1.9, "Compensation," is amended to insert "$160,000" in lieu of "$150,000" and to add a new second paragraph to read in its entirety as follows:

                  "Effective for Plan Years commencing after December 31, 1997, for purposes of applying the contribution and benefit limitations of
         Section 415 of the Code, Compensation shall include an Employer contribution pursuant to a salary reduction agreement to a plan which meets the qualification requirements of Section 401(k) of the Code and any amount which is excluded from gross income pursuant to Section 125 of the Code."

5. Section 1.10(g) (provision with respect to defining "leased employee") is amended to read in its entirety as follows:

                  "(g) A person who is not an employee of the Company, a Subsidiary or a Related Employer and who performs services for the Company, Subsidiary or Related Employer pursuant to an agreement between the Company, a Subsidiary or a Related Employer and a leasing organization shall be considered a "leased employee" after such person performs such services for a twelve-month period and the services are performed under the primary direction or control of the Company, Subsidiary or a Related Employer. A person who is considered a leased employee of the Company, a Subsidiary or a Related Employer shall not be considered an Employee for purposes of the Plan. If a leased employee subsequently becomes an Employee and thereafter participates in the Plan, he shall receive credit for vesting under Section 5.4 for his period of employment as a leased employee, except to the extent that Section 414(n)(5) of the Code was satisfied with respect to such Employee while he was a leased employee.

                  A person who is not considered to be a "leased employee" as defined above and who is engaged as an independent contractor pursuant to a contract or agreement between such person and the Company, a Subsidiary or a Related Employer which designates him as an independent contractor or otherwise contemplates or implies that he will function as an independent contractor is not considered an Employee for purposes of the Plan. Only individuals who are paid as employees from the payroll of the Company, a Subsidiary or a Related Employer and treated by the Company, Subsidiary or Related Employer at all times as Employees shall be deemed Employees for purposes of the Plan, and no independent contractor shall be treated as an Employee under the Plan during the period he renders services to the Company as an independent contractor. Any person retroactively or in any other way held or found to be a "common law employee" shall not be eligible to participate in the Plan for any period during which he was not treated as an Employee by the Company and considered to be an "Employee" under this definition. If an independent contractor subsequently becomes an Employee and thereafter participates in the Plan, he shall receive credit for vesting under Section 5.4 for his period of employment as an independent contractor."

6.       Section 1.13 is amended to read in its entirety as follows:

                  "1.13 "Highly Compensated Participant" means a Participant who, (a) during the current Plan Year or the preceding Plan Year, was at any time a five-percent owner (as defined in Section 416 of the Code) of the Company, or (b) during the preceding Plan Year (I) received Compensation from the Company in excess of $80,000 (or such greater amount provided by the Secretary of the Treasury pursuant to
         Section 414(q) of the Code) and, if elected by the Company, was in the top-paid group of Employees (as defined in Section 414(q) of the Code) for such Year. A Participant is in the top paid group for such Plan Year if he is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation (as defined in Section 414(q)(4)) paid during such Plan Year.


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         This amendment to Section 1.13 is effective for Plan Years beginning after December 31, 1996, except that in determining whether a Participant is a Highly Compensated Participant for the Plan Year commencing January 1, 1997, the amendment is treated as having been in effect for the Plan Year beginning January 1, 1996."

7.       Section 1.16A is amended to read in its entirety as follows:

         "1.16A "Period of Severance" means a continuous period of time during which an individual is not employed by the Company. Such a period shall begin on the earlier of: (i) the day on which the individual quits, retires, is discharged or dies; or (ii) the first anniversary of the date on which the individual separates from service with the Company for any reason other than the reasons set forth in clause (i) above, such as vacation, holiday, sickness, disability, leave of absence or layoff. A Period of Severance shall end on the date on which an individual again performs an Hour of Service for the Company. A Period of Severance does not include a period of time for which an individual is credited with an Hour of Service."

8. Section 1.28(c)(iii) is deleted in its entirety because the provision is duplicative and the following subsections are renumbered accordingly.

9. A new section 1.29, "Uniformed Services" is added to read in its entirety as follows:

                  "1.29 "Uniformed Services" means, with respect to the United States of America, the Armed Forces, the Army National Guard and the Air National Guard when engaged in active duty for training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and other category of persons designated by the President of the United States of America in time of war or emergency."

10. A new section 1.30 "Veterans' Rights Act" is added to read in its entirety as follows:

                  "1.30    "Veterans' Rights Act" means the Uniformed Services
         Employment and Reemployment Rights Act of 1994 (P.L. 103-353), as amended."

11.      A new section 3.5 is added to read in its entirety as follows:

                  "3.5     Veterans' Rights Act.  (Provisions of this Section
         are effective October 13, 1994.)

                  a) The provisions of this Section apply only to the extent required by the Veterans' Rights Act.

                  b) The Veterans' Rights Act provides for coverage under the Plan for persons who were covered Employees at the time of their departure to render service in the Uniformed Services and who otherwise qualify for coverage under such Act.

                  c) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified service in the Uniformed Services will be provided in accordance with Section 414(u) of the Code."

12.      A new Section 5.1(h) is added to read in its entirety as follows:

                  "(h) Employment by Nonadopting Subsidiaries and Related Employers. Individuals employed by a nonadopting Subsidiary or Related Employer are not eligible to commence receipt of Retirement Income until employment with all of the Company, Subsidiaries and Related Employers is terminated. Upon termination of employment from all of the Company, Subsidiaries and Related Employers, the individual's age at the time of such termination shall be used in determining the individual's amount of Retirement Income."

13. Section 5.2 is amended to add the following second paragraph to read in its entirety as follows:



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                  "If a Participant retires after the calendar year in which he attains age 70 1/2, the Retirement Income of such Participant shall be actuarially increased to take into account the period after 70 1/2 in which the Participant was not receiving any benefits under this Plan reduced by the actuarial equivalent of any distributions made with respect to the Participant's Retirement Income after the deferral commenced. The actuarial increase must be provided for the period commencing on the April 1 following the calendar year in which the Participant attains age 70 1/2 and in the case of a Participant who attained age 70 1/2 prior to 1996, the starting date for the period of actuarial increase is January 1, 1997."

14. Effective for Plan Years commencing after December 31, 1999, 5.8(g) is deleted in its entirety and replaced with "Reserved." A notation to the effect of the deletion of the provision shall be made in the Plan document.

15. A new Section 6.2(d) is added to read in its entirety as follows and subsequent subsections of Section 6.2 are renumbered accordingly:

                  "(d) Notwithstanding the above, (i) a distribution of benefits may commence less than thirty days after the notice required pursuant to Section 6.2(a), provided that (A) a Participant elects to waive the requirement that notice be given at least thirty days prior to the annuity starting date; and (B) the distribution commences more than seven days after such notice is provided and (ii) the notice described in Section 6.2(a) may be provided after the annuity starting date, in which case, the applicable Election Period shall not end before the thirtieth day after the date on which such notice is provided, unless the Participant elects to waive the thirty-day notice requirements pursuant to clause (i) of this paragraph."

16. In the last sentence of renumbered Section 6.2(f), the words "this paragraph (f)" are inserted in lieu of "this paragraph (e)."

17. Section 6.6(a) is amended to insert "$5,000" in lieu of "$3,500" and adding at the end thereof the following sentence: "Prior to January 1, 1998, $3,500 should be used in lieu of $5,000."

18. In Section 6.6, the words "single sum" are inserted in lieu of "lump sum" in all places where such words appear.

19. In the second paragraph of Section 6.7(a) "$5,000" is inserted in lieu of "$3,500" and adding at the end thereof the following sentence:
         "Prior to January 1, 1998, $3,500 should be used in lieu of $5,000."

20.      Effective for years beginning after December 31, 1996, Section 6.7(b)
         (iii) is amended to read in its entirety as follows:

                  "(iii) For purposes of this subsection (b), the Required Distribution Date means April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2, or (B) the calendar year in which the Participant terminates service with the Company, unless he is a 5% owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, in which case clause (B) shall not apply.

                  However, if the Participant attains age 70 1/2 in calendar year 1988, the Required Distribution Date means April 1, 1990, and if the Participant attains age 70 1/2 prior to January 1, 1988, the Required Distribution Date means the April 1 following the later of the calendar year in which the Participant: (A) attains age 70 1/2, or (B) terminates service with the Company, unless he is a 5% owner (as defined in Section 416 of the Code) of the Company with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2, in which case clause (B) shall not apply.

                  If a Participant (other than a 5% owner) attained age 70 1/2 prior to 1997 and elected not to retire, the Participant shall continue to receive the distribution of Retirement Income until the Participant affirmatively elects to discontinue such distributions until the Participant retires, subject to the terms of an applicable qualified domestic relations order, as defined in Section 414(p) of the Code.


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                  If a Participant (other than a 5% owner) attains age 70 1/2 in
         1996 and elects not to retire during 1996, the Participant may elect to defer the commencement of the distribution of Retirement Income, which election must be made by December 31, 1997. If such Participant elects not to defer the distribution of Retirement Income, the Participant must be paid a "make-up" distribution which is the Actuarial Equivalent of Retirement Income calculated as though the Participant had retired at age 70 1/2 during 1996 and distributions of Retirement Income had commenced on April 1, 1997 and were paid through December 31, 1997. The make-up distribution calculated under this provision must be paid to the Participant by December 31, 1997.

                  If a Participant (other than a 5% owner) attains age 70 1/2 in 1997 or 1998 and elects not to retire, such Participant may affirmatively elect to have his Retirement Income commence April 1 of the year following the calendar year in which the Participant attains age 70 1/2.

                  A Participant (other than a 5% owner) who attains age 70 1/2 after December 31, 1998 shall no longer have the option of electing to commence the distribution of Retirement Income prior to termination of employment."

21. Clauses (1) through (3) of Section 9.3 (c) are amended by inserting "or on behalf of" between "to" and "an Employee."

22. Section 9.4 is amended by inserting "Plan Year" in lieu of "year" at the end of the section.

23.      Effective for Plan Years beginning after December 31, 1997, a new
         Section 11.8 is added to read in its entirety as follows:

                  "11.8 Missing Participants. Upon termination of this Plan, the Administrator shall transfer to the Pension Benefit Guaranty Corporation ("PBGC") assets sufficient to fund the benefit of each missing Participant whom the Administrator cannot locate after a diligent search and whose benefit is not provided for by the purchase of an annuity. The Administrator shall provide the PBGC with information, such as the name of the annuity provider and the name of the Participant, as to any missing Participant for whom the Administrator purchases an annuity. The provisions of this Section are effective for Plan Years beginning after December 31, 1997."

24. The Freight Retirement Income Plan section of the Introduction is amended to add a new third paragraph to read in its entirety as follows:

         "As of November 3, 1995, the Freight Plan was separated from the Plan."

25. The Tenth Supplement - Freight Plan is deleted in its entirety effective November 3, 1995, and the subsequent supplements are re-numbered accordingly.

26. The Eleventh Supplement, Regulated Companies Supplement, is deleted effective January 2, 1996.

27. Except for the preceding, all of the terms of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its seal to be affixed hereto as of the date indicated above and the provisions of this Amendment shall be effective as of the date indicated above, unless otherwise stated or required by law.

ATTEST:                              THE COASTAL CORPORATION
(Seal)


/S/ AUSTIN M. O'TOOLE                By:  /S/ DAVID A. ARLEDGE
-------------------------------           -------------------------------------
Austin M. O'Toole                         David A. Arledge
Senior Vice President and Secretary       President and Chief Executive Officer




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